QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.42
General Agreement ***

[AT&T LOGO]
StarTek, Inc.	AT&T Corp.
244 Dundee Avenue	340 Mt. Kemble Avenue
Greeley, Colorado 80634	Room G140
Attention: ***	Morristown, NJ 07960
Attention: ***

        Subject to the terms and conditions stated in this Agreement, StarTek, Inc. ("Contractor") agrees to perform the telemarketing services described, hereinafter "Work", and AT&T Corp. ("Company") agrees to pay the charges stated. Whenever the terms "you", "your", "Supplier", or "Contractor" are used in this Agreement, the same shall mean StarTek, Inc.

STATEMENT OF WORK

        Commencing on January 1, 2002 and ending on December 31, 2005, Contractor shall perform services, when requested by Company, including but not necessarily limited to the following:

I.
From time to time hereafter, Company may authorize Contractor to render Work to Company specified in Order(s), herein after "Orders", issued hereunder. All Work performed by Contractor in response to such Order(s) shall be considered Work under this Agreement, and the terms and conditions hereof shall govern. Contractor shall render all the Work specified in the Order(s) within the time allowed therein and shall meet all interim deadlines as agreed by the parties. The Work shall be performed to the satisfaction of Company, and shall be performed in accordance with the standards specifically set forth in the Order(s), and shall be in accordance with the highest professional standards commonly used in the telemarketing industry, and with such standards or restrictions as may be lawfully imposed by governmental authority. Work not completed to Company's satisfaction shall be re-performed by Contractor at no cost to Company.

II.
All requests for Work under this Agreement shall be specified in writing, shall contain the information set out below, and shall be executed by Company for itself or its affiliates. All Orders shall contain:

  A.
  The incorporation, by reference, of this Agreement.

  B.
  A description of the Work to be performed by Contractor.

  C.
  A description of the materials to be delivered by Contractor.

  D.
  Time periods or other such schedules for the performance of the Work.

  E.
  ***

  F.
  ***

  G.
  The invoice instructions.

  H.
  The appropriate signature(s) of the authorized representative(s) of Company and Contractor.

  Order(s) shall constitute the only authorization for Contractor to take any action or expend any money on behalf of Company. Contractor acknowledges and agrees that no Work shall begin unless and until an Order(s) is properly executed by an authorized representative of each of the parties. The terms and conditions of this Agreement shall apply to such Order(s). Any terms and conditions in such Order(s), other than information as described above, or such other matters including, but not limited to, *** in conflict with this Agreement will be resolved in favor of this Order.

  Except as otherwise provided in an Order as described above, Contractor shall provide Work for Company in accordance with the "Quality Assurance Standards and Guidelines" set forth in Exhibit A attached hereto.

III.
If deemed necessary by Company, Company will furnish Contractor with ***.

IV.
***. Contractor shall not provide to Company any third party information which has been provided to Contractor under the terms of a written or oral non-disclosure confidentiality agreement unless Contractor is able to provide such information without violating such agreement. Such information includes, but is not limited to, proprietary, confidential, or trade secret information of a party that was obtained by Contractor during Contractor's prior employment by such party. In the performance of this Agreement, Contractor shall not at any time: (1) misrepresent itself or its status to any third party; (2) provide a false or deliberately misleading reason for inquiries or the collection of information; (3) misstate the nature of its relationship with Company; and/or (4) use any element of fraud, dishonesty or criminal conduct in connection with its performance under this Agreement.

V.
Contractor agrees to comply with and abide by Company's telemarketing policies and will fully cooperate in enabling Company to place customers on Company's "do not call" list or "do not mail" list.

VI.
***. Contractor shall meet with Company, when requested by Company, to discuss planning and review progress of the Work described herein.

ASSIGNMENT AND SUBCONTRACTING

        Contractor shall not assign any right or interest under this Agreement (excepting monies due or to become due) or delegate or subcontract any Work or other obligation to be performed or owed under this Agreement without the prior written consent of Company. Any assignment, delegation or subcontracting without such consent shall be void. Any assignment of monies shall be void if (1) Contractor shall not have given Company at least thirty (30) days prior written notice of such assignment or (2) such assignment imposes upon Company obligations to the assignee in addition to the payment of such monies, or precludes Company from dealing solely and directly with Contractor in all matters pertaining to this Agreement including amendments or settlements of charges. All Work performed by Contractor's subcontractor(s) at any tier shall be deemed Work performed by Contractor.

ASSIGNMENT BY COMPANY

        Company shall have the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement either in whole or in part (an "Assignment"), including, but not limited to, software licenses and other grants of intellectual property rights, at any time and without Contractor's consent, to (i) any present or future affiliate of Company (including any subsidiary or affiliated entity thereof); (ii) any unaffiliated new entities that may be formed by Company pursuant to a corporate reorganization, including any subsidiary or affiliated entity thereof; or (iii) any third party which by purchase, lease, outsourcing agreement or otherwise, assumes the operation, administration and/or management of any substantial portion of the business of Company affected by this Agreement. Company shall give Contractor written notice of any Assignment, including (i) the effective date of the Assignment ("Effective Date"), and (ii) the entity or entities receiving rights and/or assuming obligations under this Agreement ("Entities"). Upon the Effective Date and to the extent of the

Assignment, Company shall be released and discharged from all further duties under this Agreement, as to materials, services, or intellectual property rights transferred to assignee, whether ordered from or provided by Contractor prior to, on or after the Effective Date. Notwithstanding that an Assignment has been made, Company, at its sole option, shall continue to have the right to purchase, lease, or license material, software or services under this Agreement as if an Assignment had not been made. In addition, Contractor agrees that this Agreement may be replicated for any entity referred to above, thus creating one or more additional agreements, each between Contractor and the entity or entities requesting such replication and each identified by its own agreement number, but containing the terms and conditions of this Agreement, including prices. Company shall give Contractor written notice of any intention to replicate, and copies of the replicated agreement(s) for execution by Contractor. If this Agreement includes a commitment to purchase a stated or determinable quantity of goods, services or rights, or prices that vary based on the quantities purchased, the aggregate of purchases by the Entities under this Agreement and the replicated agreements will be included in determining the quantity.

        ***

CHANGES

        Company may at any time during the progress of the Work require additions, deletions or alterations (all hereinafter referred to as a "Change") to the Work. Within *** after a request for a Change, Contractor shall submit a proposal to Company which includes any changes in Contractor's costs or in the delivery or Work schedule necessitated by the Change. Company shall within *** of receipt of the proposal, either (i) accept the proposal with a written amendment directing Contractor to perform the Change or (ii) advise Contractor not to perform the Change in which event Contractor shall proceed with the original Work. ***

COMPENSATION

        Upon submission of accurate invoices for Work performed by Contractor, pursuant to an Order(s) issued hereunder, Company, upon acceptance of the Work, shall pay Contractor for the performance of the Work in accordance with the prices specifically set forth in the Order(s). Unless otherwise specifically provided in the applicable Order(s), the scheduled payments include the cost of all labor, equipment, materials, work products and other disbursements required to complete the Work described in the applicable Order(s).

COMPLIANCE WITH LAWS

        Contractor and all persons furnished by Contractor shall comply at their own expense with all applicable federal, state, local and foreign laws, ordinances, regulations and codes, including those relating to telemarketing activities, and including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance of this Agreement.

        In addition to, and not in lieu of the foregoing, Contractor and all persons furnished by Contractor agree to comply, at their own expense with the Federal Trade Commission Telemarketing Sales Rule, 16 CFR 310, including, but not limited to, their obligations (a) to refrain from abusive telemarketing practices and to make all required disclosures as set forth in 16 CFR 310.4, and (b) to maintain accurate and complete records of their telemarketing activities relating to Company and otherwise, as set forth in 16 CFR 310.5. Upon Company's request and during normal business hours, Contractor shall permit Company to examine all records of telemarketing activities relating to Company that Contractor maintains in accordance with the Telemarketing Sales Rule. Contractor agrees to indemnify Company, its affiliates and each of their officers, directors, employees and its customers, and if requested by Company, defend Company, its affiliates and each of their officers, directors, employees and its customers, for any and all claims, actions, expenses (including, but not limited to, reasonable attorney fees), costs, penalties, fines, losses, and damages that may be sustained as a result of any failure by Contractor or any person furnished by Contractor to comply with any law, ordinance, regulation, rule, code or ordinance.

COMPANY'S EQUIPMENT

        Unless otherwise specifically provided in this Agreement, Contractor shall provide all labor and equipment for performance of this Agreement. Should Contractor actually use any equipment owned or rented by Company or its customer, Contractor acknowledges that Contractor accepts the equipment "as is, where is," that neither Company nor its customer have any responsibility for its condition or state of repair and that Contractor shall have risk of loss an damage to it. Contractor agrees not to remove the equipment from Company's or its customer's premises and to return it to Company or its customer upon completion of use, or at such earlier time as Company or its customer may request, in the same condition as when received by Contractor, reasonable wear and tear excepted.

        ***

ENTIRE AGREEMENT

        This Agreement shall incorporate the typed or written provisions on Company's order issued pursuant to this Agreement and shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the order(s) and shall not be changed, modified or rescinded, except by a writing signed by Contractor and Company. Printed provisions on the reverse side of Company's orders (except as specified otherwise in this Agreement) and all provisions on Contractor's forms shall be deemed deleted. Estimates or forecasts furnished by Company shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement. The term "Work" as used in this Agreement may also be referred to as "Services."

FORCE MAJEURE

        Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party or its subcontractors ("force majeure conditions"). Notwithstanding the foregoing, Contractor's liability for loss or damage to Company's material in Contractor's possession or control shall not be modified by this clause. If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the force majeure condition and any action being taken to avoid or minimize its effect. The party affected by the other's delay or inability to perform may elect to: (1) suspend this Agreement or an Order for the duration of the force majeure condition and (i) at its option buy, sell, obtain or furnish elsewhere material or services to be bought, sold, obtained or furnished under this Agreement or an Order (unless such sale or furnishing is prohibited under this Agreement) and deduct from any commitment the quantity bought, sold, obtained or furnished or for which commitments have been made elsewhere and (ii) once the force majeure condition ceases, resume performance under this Agreement or an Order with an option in the affected party to extend the period of this Agreement or Order up to the length of time the force majeure condition endured and/or (2) when the delay or nonperformance continues for a period of at ***, terminate, at no charge, this Agreement or an Order or the part of it relating to material not already shipped, or services not already performed. Unless written notice is given within *** after the affected party is notified of the force majeure condition, (1) shall be deemed selected.

GOVERNMENT CONTRACT PROVISIONS

        The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and clauses from the Federal Acquisition Regulation and all supplements thereto are incorporated in this Agreement as they apply to work performed under specific U.S. Government contracts: 41 CFR Part 60-1, Obligations of Contractors and Subcontractors, Sections: 41 CFR 60-1.4, Equal Opportunity Clause; 41 CFR 60-1.7, Reports and Other Required Information; 41 CFR 60-1.8, Segregated Facilities; 41 CFR Part 60-250, Affirmative Action and Nondiscrimination Obligations of Contractors and Subcontractors Regarding Special Disabled Veterans and Veterans of the Vietnam Era, Section 41 CFR 60-250.4, Coverage and Waivers (for contracts and subcontracts of $10,000 or more); and, from 41 CFR Part 60-741, Affirmative Action and Nondiscrimination Obligations of Contractors and Subcontractors Regarding Individuals with Disabilities, Section 41 CFR 60-741.4, Coverage and Waivers (for contracts and subcontracts in excess of $10,000), wherein the terms "contractor" and "subcontractor" shall mean "Contractor". In addition, orders placed under this Agreement containing a notation that the material or services are intended for use under Government contracts shall be subject to such other Government provisions printed, typed or written thereon, or on the reverse side thereof, or in the attachments thereto.

GOVERNING LAW

        This Agreement shall be governed by the laws of the State of New Jersey, excluding application of its conflict of laws provisions. The parties agree that the provisions of the New Jersey Uniform Commercial Code apply to this Agreement and all transactions under it, including agreements and transactions relating to the furnishing of services, the lease or rental of equipment or material, and the license of software. Contractor agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Contractor has agreed to indemnify Company under this Agreement.

IDENTIFICATION

        Contractor shall not without Company's prior written consent: (a) *** or (b) engage in any advertising, promotion or publicity related to this Agreement; or (c) make public use of Company's, trade name, trademark, service mark, insignia, symbol, logo, or other designation of AT&T Corp., or its affiliates.

IMPLEADER

        Contractor shall not implead or bring an action against Company or its customers or the employees of either based on any claim by any person for personal injury or death to an employee of Company or its customers occurring in the course or scope of employment and that arises out of material or services furnished under this Agreement.

INDEMNITY

        All persons furnished by Contractor shall be considered solely Contractor's employees or agents, and Contractor shall be responsible for payment of all unemployment, social security and other payroll taxes, including contributions when required by law. ***

INSPECTION

        ***

INSURANCE

        Contractor shall maintain and cause Contractor's subcontractors to maintain during the term of this Agreement: (1) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (2) employer's liability insurance with limits of at least *** for each occurrence; (3) automobile liability insurance if the use of motor vehicles is required, with limits of at least *** combined single limit for bodily injury and property damage per occurrence; (4) Commercial General Liability ("CGL") insurance, ISO 1988 or later occurrence form of insurance, including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least *** combined single limit for bodily injury and property damage per occurrence; and (5) if the furnishing to Company (by sale or otherwise) of products, material or construction, installation, maintenance or repair services is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of *** per occurrence, which shall be maintained for at least one (1) year following the expiration or termination of this Agreement. All CGL and automobile liability insurance shall designate AT&T Corp., its affiliates, and each of their directors, officers and employees (all referred to in this clause as "Company") as additional insureds. *** Contractor agrees that Contractor, Contractor's insurer(s) and anyone claiming by, through, under or in Contractor's behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Contractor and Contractor's subcontractors shall furnish prior to the start of Work certificates or adequate proof of the foregoing insurance including, if specifically requested by Company, copies of the endorsements and policies. Company shall be notified in writing at least *** prior to cancellation of or any material change in the policy. ***

INVOICING

        Contractor agrees to submit invoices promptly upon receiving notice that the Work has been completed to Company's reasonable satisfaction. Invoices shall contain such information as Company may reasonably request. Invoices shall be payable *** after receipt by Company unless this Agreement calls for payment at a later time. ***

I.
Contractor shall provide a summary of all monthly invoices billed to Company by the *** following the end of the billing period. In addition Contractor's individual invoices shall be rendered on a *** basis by the *** following the end of the billing period and shall be payable *** receipt by Company's Accounts Payable department. Contractor's invoices shall indicate the Work performed in accordance with the clause COMPENSATION contained herein, shall reference the applicable Purchase Order Number, and shall be payable when the Work has been performed ***

II.
Contractor shall submit an original and duplicate invoice and any other substantiation of expenses as specified within the applicable Order(s).

III.
Contractor shall mail invoice(s) with copies of any supporting documentation as may be required, including but not necessarily limited to, Order detail, Order Number, and Purchase Order Number to enable Company to readily verify that invoiced amounts reflect work performed against said Order, Order Number, and Purchase Order Number. ***

IV.
In the event a portion of any invoice is disputed by Company, Company will so advise Contractor and Contractor shall re-invoice Company for the undisputed portion unless the dispute is resolved immediately. An appropriate settlement will follow when Contractor submits satisfactory proof to Company to substantiate the amount in dispute. Contractor shall have ***, from the date a payment is sent to the Contractor, to notify Company, in writing, of any inaccuracies in the payment. Information to be submitted in any such notification must include, but is not limited to, the personnel charges or non-sales costs in question and, with respect to any bonus amounts, the customer's name, service type, the date order was submitted and the billed telephone number. If

  Company does not receive notification within such *** period, Contractor may not thereafter make any claim for a payment that was not identified.

MARKET RIGHTS

        It is expressly understood and agreed that this Agreement neither grants to Contractor an exclusive right or privilege to sell to Company any or all material or services of the type described in this Agreement which Company may require, nor requires the purchase of any material or services from Contractor by Company. It is, therefore, understood that Company may contract with other contractors for the procurement of comparable material or services. In addition, Company shall at its sole discretion, decide the extent to which Company will market, advertise, promote, support, use the material or services, or otherwise assist in further offerings of the material or services.

        ***

        ***

        ***

        ***

        Given the highly proprietary and confidential nature of the business information, data, software, plans and other items critical to Company's overall marketing strategy, Contractor acknowledges that monetary damages may not be a sufficient remedy if there occurs unauthorized disclosure of Company's proprietary information to any other local or long-distance carrier, cable television service provider, internet service provider, DSL service provider, pager service provider, or cellular/wireless service provider. Contractor further acknowledges that in the event Contractor breaches any provision contained herein, Company will be entitled, without waiving other rights, to immediately terminate this Agreement and to obtain all such remedies as injunctive or equitable relief, as well as attorneys' fees, as may be deemed proper by a court of competent jurisdiction.

        Notwithstanding any of the above Company may at any time unilaterally waive any or all of the provision in this clause MARKET RIGHTS, on a project by project basis or in totem.

MEDIATION

        If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence. If such dispute is not revolved by such mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled pending the termination of the mediation. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to mediate.

NOTICES

        Any notice or demand which under the terms of this Agreement or under any statue must or may be given or made by Contractor or Company shall be in writing and shall be given or made by telegram, confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

To Company:	*** AT&T Corp. Room G140E 340 Mt. Kemble Avenue Morristown, New Jersey 07960
To Contractor:	*** StarTek, Inc. 100 Garfield Street Denver, Colorado 80206

        Such notice or demand shall be deemed to have been given or made when sent by telegram, or facsimile, or other communication or when deposited, postage prepaid in the US mail.

        The above addresses may be changed at any time by giving prior written notice as above provided.

ORDERLY TRANSITION

        In the event of expiration or termination of this Agreement, in whole or in part, wherein all or some portion of the Work will be performed by Company itself or elsewhere, Contractor agrees to provide its full cooperation in the orderly transition of the Work to Company or elsewhere, including, but not necessarily limited to packing and preparing for shipment any materials or other inventory to be transferred, provision of reports, files and similar media necessary for continuation of the Work transferred, continuation of Work at reducing levels if necessary during a transition period and at reduced levels if Work is transferred in part. Prices for additional Work such as packing and preparation for shipment, and revision of prices resulting from revised volumes, if necessary, shall be proposed by Contractor and shall be mutually agreed upon by the parties.

ORDERING COMPANIES

        Any of the corporations listed below, or such additional associated corporations, partnerships, or ventures, both U.S. and foreign, as may be designated in writing by AT&T Corp., may order under this Agreement:

        AT&T Corp.

        AT&T Solutions, Inc.

        For the purpose of this Agreement, the term "Company" shall mean the corporation or other entity which enters into or issues a contract or Order under this Agreement. An associated corporation, partnership, or venture is an entity, ten percent (10%) of whose voting stock or ownership interest is owned directly or indirectly by AT&T Corp. Any contract or Order issued under this Agreement will be a contractual relationship between the ordering Company and Contractor and Contractor shall look only to the ordering Company for performance of the Company's obligations under such contract or Order.

PAYMENT TERMS

        Unless payment terms more favorable to Company appear on Contractor's invoice and Company elects to pay on such terms, invoices shall be paid in accordance with the terms stated in this Agreement, and due dates for payment of invoices shall be computed from the date of receipt of invoice by Company's Accounts Payable Department.

RELATIONSHIP

        Contractor shall exercise full control and direction over the employees of Contractor performing the Work covered by this Agreement. Any changes in personnel that may be reasonably requested by Company through its authorized representative shall be made as soon as possible. From time to time Company may request and receive the name(s) of said employee(s) for the purpose of monitoring and auditing.

        Neither Contractor nor its employees or agents shall be deemed to be Company's employees or agents. Neither Contractor nor Contractor's employees shall represent themselves as Company's employees or agents, or otherwise use any Company identification, as defined in the clause IDENTIFICATION of this Agreement, in any manner, at any time, without the written consent of Company. It is understood that Contractor is an independent Contractor for all purposes and at all times. Contractor is wholly responsible for withholding and payment of all applicable federal, state and local income and other payroll taxes with respect to its employees, including contributions from them as required by law.

RELEASES VOID

        Neither party shall require (i) waivers or releases of any personal rights or (ii) execution of documents which conflict with the terms of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

REPRESENTATIVES

        Company's Technical Representative shall be designed in an Order and Company's Agreement Representative is *** or such other persons as may be designated in writing by Company from time to time. Contractor's Representative is *** or such other person as may be designated in writing by Contractor from time to time. Contractor shall provide a single point of contact to resolve any billing disputes.

RIGHT OF ENTRY AND PLANT RULES

        Each party shall have the right to enter the premises of the other party during normal business hours with respect to the performance of this Agreement, subject to all plant rules and regulations, security regulations and procedures and U.S. Government clearance requirements if applicable. Contractor shall become acquainted with conditions governing the delivery, receipt and storage of materials at the site of the Work so that Contractor will not interfere with Company's operations. Storage space will not necessarily be provided adjacent to the site of the Work. Therefore, Contractor shall be expected to select, uncrate, remove and transport materials from the storage areas provided. Company is not responsible for the safekeeping of Contractor's property on Company premises. Contractor shall not stop, delay or interfere with Company's work schedule without the prior approval of Company's Representative. Contractor shall provide and maintain sufficient covering and take any other precautions necessary to protect Company's stock, equipment and other property from damage due to Contractor's performance of the Work.

SEVERABILITY

        If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing that particular invalid or unenforceable provision or provisions, and the rights and obligations of Contractor and Company shall be construed and enforced accordingly.

SURVIVAL OF OBLIGATIONS

        It is agreed that certain obligations of the parties under this Agreement, which, by their nature would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement. Such obligations include, by way of illustration only and not limitation, those contained in the COMPLIANCE WITH LAWS, IDENTIFICATION, INDEMNITY, INSURANCE, RELEASES VOID, USE OF INFORMATION and WARRANTY clauses.

TAXES

        Company shall reimburse Contractor only for the following tax payments with respect to transactions under this Agreement unless Company advises Contractor that an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Company shall be billed as separate items on Contractor's invoices and shall not be included in Contractor's prices. Company shall have the right to have Contractor contest any such taxes that Company deems improperly levied at Company's expense and subject to Company's direction and control.

TERMINATION

        Company may at any time terminate this Agreement or an order, in whole or in part, by written notice to Contractor. In such case, Company's liability shall be limited to payment of the amount due for Work performed up to and including the date of termination (which amount shall be substantiated with proof satisfactory to Company and shall not exceed the price of Work being terminated), and no further Work will be rendered by Contractor. Such payment shall constitute a full and complete discharge of Company's obligations.

TITLE TO WORK PRODUCTS

        All right, title and interest in and to all tangible and intangible Work and Work products developed or produced under this Agreement by or on behalf of Contractor for Company, whether comprising or incorporated in specifications, drawings, sketches, models, samples, data, computer programs, reports, documentation or other technical or business information, and all right, title and interest in and to patents, copyrights, trade secrets, trademarks and other intellectual property derived from such Work and Work products are hereby assigned by Contractor to Company and are hereby agreed by Contractor to be transferred to Company or otherwise vested therein, effective when first capable of being so assigned, transferred or vested. Contractor shall obligate its employees, subcontractors and others to provide, and shall supply to Company at no extra cost, all such assignments, rights and covenants as Company deems appropriate to assure and perfect such transfer or other vesting. All Work and Work products shall be provided to Company as required herein or on termination or completion of this Agreement, whichever is earlier, unless Contractor is requested in writing to do otherwise. All such Work and Work products shall be considered and arranged to be a "Work made for hire" to the extent allowed by law.

        The Work and Work products developed or produced under is Agreement shall be the original Work of Contractor, unless Company's Technical Representative has consented in writing to the inclusion of Work or Work products owned or copyrighted by others (hereafter "Included Works"). In requesting such consent, Contractor shall notify Company of the scope of the rights and permissions Contractor intends to obtain for Company with respect to such included Works and modify the scope of same as requested by Company. Copies of all rights and permissions, clearly identifying the Included Works to which they apply, shall be supplied to Company promptly after their acquisition.

        Company shall not acquire title hereunder to any intangible Work or Work products preexisting execution of this Agreement and not developed or produced in anticipation hereof.

        Contractor agrees, for itself and its affiliates, not to assert patents and copyrights owned or controlled by Contractor or any parent thereof or subsidiary of either against Company, its affiliates, and its or their direct or indirect customers, in connection with any Work product or other subject matter directly or indirectly derived from Work done hereunder.

        During the course of this Agreement, Contractor will receive information from Company and others, including lists of customers and potential customers for communications services. All customer lists and all customer information derived by Contractor in connection with the performance of services are the property of Company, and shall, at the conclusion or other termination of this Agreement, be returned to Company or, at Company's option, destroyed. At such time, any lists or information derived from lists which are contained in any databases in Contractor's possession shall be scrubbed by Contractor, including deletion of names, addresses, telephone numbers and any telecommunications-related information. In order to protect Company information, Contractor agrees that after the expiration or other termination of this Agreement, Contractor shall not use its database to provide services to any other local or long distance carrier, cable television service provider, pager service provider, or cellular/wireless service provider for a period of ninety (90) days. During the first seven (7) days or sooner following expiration or other termination of this Agreement, Contractor agrees that Company shall verify that the databases have been cleansed as directed above through an audit done by a Company designated individual. This audit will be performed when Contractor indicates the databases have been thoroughly cleansed. Company also reserves the right to audit the databases twice within the ninety (90) days following for the same purpose. Contractor agrees that any failure to comply with these obligations will cause irreparable injury to Company.

        All other materials provided by Company or prepared by the Contractor in connection with this Agreement, including, but not limited to, training materials, scripts, rebuttals, rate charts, plans, methods and procedures, and promotional materials (e.g. banners) shall be returned to Company at the conclusion or other termination of this Agreement.

USE OF INFORMATION

        As a result of Contractor's anticipated or actual performance under this Agreement, Contractor may receive or become exposed to (a) Company's intangible information expressed in the form of ideas, data, programs, technical, business or other types of intangible information, or (b) Company's documents, prints, tapes, discs, or other types of tangible information (such tangible and intangible information hereinafter called "Information"). Contractor agrees to (1) keep all such Information confidential and use such Information only for performing under this Agreement; (2) inform Contractor's employees, contractors and agents of their obligations to keep such Information confidential and require those employees contractors and agents to honor such obligations; and (3) promptly surrender or destroy such Information, and any copies thereof, free-of-charge, when requested to do so by Company.

UTILIZATION OF MINORITY AND WOMEN-OWNED BUSINESSES

        It is Company's policy that minority and women-owned business enterprises (MWBEs) as defined in Attachment 1 shall have the maximum practicable opportunity to participate in the performance of contracts. Contractor agrees to use its good faith efforts to award subcontracts and/or utilize MWBEs to carry out this policy to the fullest extent consistent with the efficient performance of this Agreement and without compromise of quality and reliability expectations.

        In addition to these general conditions for MWBE support, Contractor agrees to (a) use its good faith efforts to utilize MWBEs in support of this Agreement and strive to increase the percentage of total expenditures from MWBEs to fulfill Company's purchases each successive year of this Agreement; (b) support Company's state and regional goals for MWBE and service-disabled veterans (SDVs) spending in California and other states/regions as may be defined in the future; and (c) work with

Company to develop opportunities for the utilization of MWBEs for first tier procurement by Company.

        Contractor shall submit to Company quarterly reports of work with known MWBEs in such manner and at such time as Company's representative may prescribe. Such quarterly reports shall state separately for minority-owned business enterprises (MBEs), women-owned business enterprises (WBEs), and, for California, service-disabled veterans (SDVs), the third-party work which is attributable to Company. In instances where direct correlation cannot be determined, such MWBE payments may be established by Contractor comparing Company's payments to Contractor, in that period, to total payments to Contractor from all of its customers, in that period, and then arriving at Company's apportionment of such MWBE payments. Nothing in this clause shall affect or diminish Contractor's obligations as set forth in the assignment and subcontracting provisions or any other provisions of this Agreement. If Contractor complies with the provisions of this clause, that will be a factor Company will consider favorably in making procurement decisions about future business with Contractor.

WAIVER

        An effective waiver under this Agreement must be in writing and signed by the party waiving its right. A waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent or other prior instances of non-compliance.

WARRANTY

        Contractor warrants to Company and its customers that material furnished will be ***

WORK DONE BY OTHERS

        If any of the Work is dependent on work done by others, Contractor shall inspect and promptly report to Company's Representative any defect that renders such other work unsuitable for Contractor's proper performance. Contractor's silence shall constitute approval of such work as fit and suitable for Contractor's performance.

THE FOLLOWING PROVISIONS APPLY TO E-COMMERCE TRANSACTIONS:

e-COMMERCE TRANSACTIONS

        Contractor and Company acknowledge that both want to automate certain operations for purchase and sale transactions ("Transactions"), by transmitting and receiving, documents electronically (hereinafter called "Documents") in substitution for conventional paper-based documents. The following are examples of Documents which may be transmitted under this Section: Catalogues; Purchase Orders; Acknowledgements; Modifications to Purchase Orders; Ship Notices; Invoices; Schedule Changes; Change Orders; Requests for Proposals; and Proposals.

        Contractor and Company also acknowledge that the electronic transmission of Documents can take place through the computer network of a Company-designated third party e-Commerce provider ("Provider's Network").

        Contractor and Company further acknowledge that they both want to assure that such Transactions are not rendered legally invalid or unenforceable solely by virtue of such transmission or reception.

THIRD-PARTY e-COMMERCE PROVIDER

        Contractor understands that it must contract independently with the third party e-Commerce provider. Contractor further understands that it must accept all data elements transmitted by Company through such third party's platform. Company may change the third-party e-Commerce provider upon thirty (30) days' prior written notice to Contractor. Contractor further understands that, in such event, it may have to contract with such third party. Each party shall, at its own expense, provide and maintain the equipment, software and services necessary to effectively and reliably transmit and receive Documents via the designated Provider's Network. In addition, Contractor shall be solely responsible for the cost of storing its information or Documents on such Provider's Network, which information or Documents may be retrieved by Company at no additional charge to Company by Contractor.

e-COMMERCE SIGNATURES

        Each party will establish, through the Provider, a unique code that will act as an authenticating signature ("Signature"). Any Signature of such party affixed to or contained in any transmitted Document is sufficient to verify that such Document originated with such party ("Signed Documents"). Neither party will disclose to any unauthorized person the Signatures of the other party.

        Any Signed Document transmitted through e-Commerce shall constitute an "original" when printed from electronic files or records established and maintained in the normal course of business. The parties further agree not to contest the validity or enforceability of Signed Documents under the provisions of any applicable law relating to whether certain agreements are to be in writing and signed by the party to be bound thereby.

e-COMMERCE TRANSMISSIONS

        If a party receives any Document in an unintelligible or garbled form, or a Document that otherwise contains evidence of faulty transmission, the recipient must promptly notify the originating party (if identifiable from the received Document) in a reasonable manner.

WARRANTIES AND DATA INTEGRITY FOR e-COMMERCE TRANSACTIONS

        Contractor represents and warrants that Documents and/or information either transmitted to Company by Contractor or stored on a Provider's Network for access by Company *** In the event more favorable terms appear in a Document transmitted to Company by Contractor than appear in Contractor's current catalogue, Company will be entitled to the more favorable terms contained in such Document.

LIMITATION OF LIABILITY FOR e-COMMERCE TRANSACTIONS

        NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR THE ACTS OR OMISSIONS OF THE THIRD-PARTY E-COMMERCE PROVIDER WHEN SUCH ACTS OR OMISSIONS NEGATIVELY IMPACT EITHER ONE OR MORE TRANSACTIONS, OR THE TRANSMISSION, RECEPTION, STORAGE OR HANDLING OF DOCUMENTS.

        NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, REVENUE, GOODWILL, USE, DATA, ELECTRONICALLY TRANSMITTED ORDERS, OR OTHER ECONOMIC ADVANTAGE (EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, ARISING OUT OF OR RELATED TO: (i) ANY DELAY, OMISSION OR ERROR IN THE ELECTRONIC TRANSMISSION OR RECEIPT OF ANY DOCUMENTS PURSUANT TO THIS AGREEMENT; OR (ii) UNAUTHORIZED ACCESS TO OR ALTERATION BY A THIRD PARTY OF TRANSMITTED DATA.

        IN WITNESS WHEREOF, Contractor and Company have executed this Agreement in duplicate on the day and year below written.

AGREED:
STARTEK, INC.		AT&T CORP.
By:	(Signature)	By:	(Signature)
	(Name—Type or Print)		(Name—Type or Print)
	(Title)		Supplier Management Division (Title)
	(Date)		(Date)

ATTACHMENT 1

MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES DEFINITION

Definition of MWBEs:

        An MWBE is defined as a business which is owned, controlled and operated by minority or women group members. MWBE ownership exists in a business which is at least 51% owned by minority or women group members, or in the case of a publicly held company, a firm which at least 51% of the stock is owned by minority or women group members. MWBE companies must be located within the United States, its territories or possessions; and the owners must be United States citizens. (In California only, legal aliens with permanent resident status in the United States are also eligible.)

Operate/Control:

        Operate is defined as being actively involved in the day-to-day management. Control is defined as exercising the power to make policy decisions.

Certification process:

        AT&T utilizes a self-certification process in addition to recognizing certification of MWBEs by agencies such as: Regional affiliates of the National Minority Supplier Development Council, Small Business Administration 8(a) certification, State government agencies, municipal government agencies, Women Business Owners Corporation, Women's Business Enterprise National Council, and the California Clearinghouse. AT&T accepts certification only from those agencies who recognize MWBEs as defined in this document.

Groups Considered Minorities:

  •
  Native Americans: Persons having origins in any of the original peoples of North America or the Hawaiian Islands, in particular, American Indians, Eskimos, Aleuts, and Native Hawaiians.

  •
  Asian Pacific Americans: Persons having origins in Asia including, but not limited to, Japan, China, Vietnam, Korea, Samoa, Guam, the US Trust Territories of the Pacific, The Philippines, Northern Mariana Islands, Laos, Cambodia, Taiwan, Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Republic of the Marshall Islands, or the Federated States of Micronesia.

  •
  Asian Indian Americans: Persons having origins in the Indian subcontinent including, but not limited to India, Pakistan, Bangladesh, Sri Lanka, Bhutan, or Nepal.

  •
  African Americans: Persons having origin in any Black racial groups of Africa.

  •
  Hispanic Americans: All persons of Mexican, Puerto Rican, Cuban, South or Central American, or other Spanish culture or origin.

  •
  Non-Minority Women-Owned: All non-minority women not covered by the definition of groups considered minorities above.

  •
  Disabled Veterans: (California only) A veteran of the military, naval, or air service of the United States with a service-connected disability who is a resident of the State of California, and whose disabled veteran status has been certified by the State Treasurer (in the case of business enterprises seeking contracts to supply utilities with professional bond services), or the Office of Small and Minority Business (OSMB) (in the case of business enterprises seeking contracts to supply utilities with any other type of products or services).

Exhibit A
Agreement Number ***

TELESERVICES
EXHIBIT A—QUALITY ASSURANCE STANDARDS & GUIDELINES

***

A-1

QuickLinks

  Exhibit 10.42 General Agreement